Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Actively Managed Exchange-Traded Commodity Fund Trust of our reports dated December 23, 2022, relating to the financial statements and financial highlights, which appear in each Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 27, 2023

Appendix A

Fund Name

Invesco Agriculture Commodity Strategy No K-1 ETF(a)

Invesco Electric Vehicles Metals Commodity Strategy No K-1 ETF(b)

Invesco Optimum Yield Diversified Commodity Strategy No K-1 ETF

(a) For the period August 22, 2022 (commencement of investment operations) through October 31, 2022

(b) For the period April 25, 2022 (commencement of investment operations) through October 31, 2022